AMENDMENT AGREEMENT (this "Amendment Agreement"), dated as of June 20, 1995, among HARSCO CORPORATION, a Delaware corporation (the "Company"), the Lenders listed on the signature pages hereof (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein and defined in the Agreement (as such term is defined below) have the meanings assigned to such terms in the Agreement.

WHEREAS the Company, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement (Five-Year Competitive Advance and Revolving Credit Facility) dated as of August 24, 1993, as amended and restated as of June 21, 1994 (the "Agreement");

WHEREAS the Company, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement (364-Day Competitive Advance and Revolving Credit Facility) dated as of August 24, 1993, as amended and restated as of June 21, 1994 (the "364-Day Agreement"); and

WHEREAS the Company has requested the Lenders, and the Administrative Agent and the Lenders are willing, to amend the Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

1. Definitions. (a) The definition of "Maturity Date" in Section 1.01 of the Agreement is hereby deleted and replaced by the following sentence:

"Maturity Date" shall mean June 20, 2000.

 (b) The table in the definition of "Facility Fee Percentage" in Section 1.01 of the Agreement is hereby deleted and replaced by the following table:

                                                            Facility
                                                              Fee
                                                           Percentage
                                                           __________
                    Category 1
                    __________
                    A- or higher by S&P;
                    A3 or higher by Moody's                   .10%

                    Category 2
                    __________
                    BBB+ by S&P;
                    Baa1 by Moody's                          .125%

                    Category 3
                    __________
                    BBB by S&P;
                    Baa2 by Moody's                           .15%

                    Category 4
                    __________
                    BBB- by S&P;
                    Baa3 by Moody's                         .1875%

                    Category 5
                    __________
                    BB+ or lower by S&P;
                    Ba1 or lower by Moody's                   .25%

(c) The table in the definition of "Applicable Margin" in Section 1.01 of the Agreement is hereby deleted and replaced by the following table:

                                                         Eurocurrency
                                                          Loan Spread
                                                         ____________
                     Category 1
                     __________
                     A- or higher by S&P;
                     A3 or higher by Moody's                 .20%

                     Category 2
                     __________
                     BBB+ by S&P;
                     Baa1 by Moody's                         .25%

                     Category 3
                     __________
                     BBB by S&P;
                     Baa2 by Moody's                         .30%

                     Category 4
                     __________
                     BBB- by S&P;
                     Baa3 by Moody's                       .3125%

                     Category 5
                     __________
                     BB+ or lower by S&P;
                     Ba1 or lower by Moody's                 .50%

2. The figure $150,000,000 in the preamble to the Agreement is hereby deleted and replaced by the following figure: $300,000,000.

3. Section 2.01 of the Agreement is hereby amended by inserting the following paragraph at the end of Section 2.01:

(c) Notwithstanding anything in this Agreement to the contrary, Dauphin Deposit Bank and Trust Company shall not make Loans as part of any non-US Dollar Borrowing. The amount of any such requested Borrowing shall, subject in all cases to the limitations contained in paragraph (a) above, be divided among the other Lenders pro rata in accordance with their respective shares of the Total Commitment.

4. Section 2.16 of the Agreement is hereby amended by inserting the following paragraph at the end of Section 2.16:

Provided, however, that with respect to Loans denominated in a currency other than U.S. Dollars in which Dauphin Deposit Bank and Trust Company does not participate, each payment or prepayment of principal and each payment of interest shall be allocated pro rata among the other Lenders in accordance with their respective shares of the outstanding principal amount of such Loans.

5. Section 6.01(i) of the Agreement is hereby deleted and replaced by the following paragraph:

(i) additional Liens upon real and/or personal property created after the date hereof; provided that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $25,000,000 in the aggregate at any one time outstanding; and

6. Section 6.02 of the Agreement is hereby deleted and replaced by the following paragraph:

SECTION 6.02 Sales and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (such an arrangement, a "Sale and Lease-Back Transaction"), other than (i) Sale and Lease-Back Transactions capitalized on the books of the Company in an aggregate capitalized amount not in excess of $25,000,000 entered into in connection with the financing of aircraft to be used in connection with the Company's business and (ii) Sale and Lease-Back Transactions capitalized on the books of the Company (other than a Sale and Lease-Back Transaction permitted by clause
(i) above) if the capitalized amount of all such Sale and Lease-Back Transactions shall not exceed $20,000,000 in aggregate amount at any time outstanding.

7. Section 6.06 of the Agreement is hereby deleted and replaced by the following paragraph:

SECTION 6.06 Net Worth. The Company will not permit its Net Worth at any time to be less than $475,000,000.

8. Section 6.07 of the Agreement is hereby deleted and replaced by the following paragraph:

SECTION 6.07 Total Debt to Total Capital Ratio. The Company will not permit the ratio of Total Debt to Total Capital at any time on or after the date hereof to exceed the ratio of 0.55 to 1.

9. Paragraph (f) of Article VII of the Agreement is hereby deleted and replaced by the following paragraph:

(f) (i) the Company or any Subsidiary shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of (I) $20,000,000, in the case of any single obligation, or (II) $20,000,000, in the case of all obligations in the aggregate, in each case, when and as the same shall become due and payable, or
(B) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness in an aggregate principal amount in excess of $20,000,000 and such failure shall continue beyond any applicable grace period; or (ii) Indebtedness of the Company and its Subsidiaries, or any of them, in a principal amount in excess of (A) $20,000,000, in the case of any single obligation, or (B) $20,000,000, in the case of all obligations in the aggregate, shall be declared due and payable or required to be prepaid prior to its stated maturity;

    10. Section 10.04(f) of the Agreement is hereby deleted and replaced by the following paragraph:

(f) Upon giving written notice to the Company, each Lender may without the consent of the Company or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

    11. Schedule 2.01 to the Agreement is hereby deleted in its entirety and replaced by Schedule 2.01 hereto.

    12. This Amendment Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

    13.  The Company represents and warrants as follows:

(a) The Company has all requisite power and authority to enter into this Amendment Agreement, and this Amendment Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company.

(b) The representations and warranties in the Agreement are correct in all material respects on and as of the date hereof, before and after the execution and delivery of this Amendment Agreement, as though made on and as of the date hereof and no event has occurred and is continuing, or would result from the execution and delivery of this Amendment Agreement, that constitutes or would constitute a Default or Event of Default.

(c) No Loans under the Agreement or the 364-Day Agreement are outstanding as of the date hereof.

    14. This Amendment Agreement shall become effective only upon the receipt by the Administrative Agent of an opinion of counsel for the Company confirming the representation and warranty set forth in paragraph (a) of
Section 8, together with evidence of the Company's authority to enter into this Agreement, in each case satisfactory to the Administrative Agent.

    15. The 364-Day Agreement shall be terminated upon the effectiveness of this Amendment Agreement.

    16. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK AS THOUGH WHOLLY MADE AND PERFORMED WITHIN SUCH STATE.


IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HARSCO CORPORATION,

by
/s/ Leonard A. Campanaro
________________________
Name:  Leonard A. Campanaro
Title:  Senior Vice President & CFO
by
/s/ Barry M. Sullivan
_____________________
Name:  Barry M. Sullivan
Title: Vice President & Treasurer

CHEMICAL BANK, individually and as Administrative Agent,

by
s/ Scott S. Ward
_________________
Name:  Scott S. Ward
Title: Vice President

Additional bank signature pages are not included in this exhibit.